As filed with the Securities and Exchange Commission on June 16, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4352386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

700 Milam Street, Suite 800 Houston, Texas 77002	77002
(Address of Principal Executive Offices)	(Zip Code)

Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan

(Full title of the plan)

Meg A. Gentle

Senior Vice President and Chief Financial Officer

Cheniere Energy, Inc.

700 Milam Street, Suite 800

Houston, Texas 77002

(713) 375-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Geoffrey K. Walker

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.003 per share, including associated rights attached thereto	10,000,000 shares	$3.835(2)	$38,350,000	$2,139.93

(1)	This Registration Statement is filed pursuant to General Instruction E to Form S-8. Registration Statement No. 333-112379 previously registered 1,000,000 shares of Cheniere Energy, Inc. common stock, par value $0.003 per share (the “Common Stock”), under the Cheniere Energy, Inc. 2003 Stock Incentive Plan, as amended to date (the “Plan”), together with an indeterminate amount of Plan interests. The number of previously registered shares had been adjusted to 2,000,000 shares of Common Stock to reflect the two-for-one stock split as set forth in Cheniere Energy, Inc.’s Current Report on Form 8-K filed on March 14, 2005. Registration Statement No. 333-127266 previously registered 6,000,000 additional shares of Common Stock that may be issued under the Plan and included an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions. Registration Statement No. 333-134886 previously registered 3,000,000 additional shares of Common Stock under the Plan that may be issued under the Plan and included an indeterminate number of shares that may be issuable by reason of stock splits, stock dividends or similar transactions. The aggregate number of shares issuable pursuant to the Plan and registered pursuant to this and the earlier registration statements is 21,000,000 shares of Common Stock.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the NYSE Amex on June 12, 2009

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

The contents of Registration Statement Nos. 333-112379, 333-127266 and 333-134886 are incorporated herein by reference, except for Items 3, 5 and 8, which are included below. The number of shares contained in Registration Statement No. 333-112379 has been adjusted (as reflected on our Current Report on Form 8-K filed on March 14, 2005) to reflect a two-for-one stock split effective as of April 22, 2005 so that the aggregate number of shares now issuable pursuant to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan, as amended to date (the “Plan”), is 21,000,000 shares of Common Stock.

Item 3.	Incorporation of Documents by Reference

The following documents filed by Cheniere Energy, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference into the Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 27, 2009;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 8, 2009;

(c)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 27, 2009, March 4, 2009, April 6, 2009, May 5, 2009, May 29, 2009 and June 15, 2009 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K);

(d)	All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above;

(e)	The description of the Company’s common stock, par value $0.003 per share, in our Registration Statement on Form 8-A, filed with the Commission on March 2, 2001; and

(f)	The description of the Company’s rights to purchase Series A Junior Participating Preferred Stock in our Registration Statement on Form 8-A, filed with the Commission on November 1, 2004, as amended by Amendment No. 1 thereto, filed with the Commission on January 24, 2005, and as further amended by Amendment No. 2 thereto, filed with the Commission on October 24, 2008.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document, which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel

The legality of the Common Stock offered hereby is being passed upon for us by Andrews Kurth LLP. Attorneys at the law firm of Andrews Kurth LLP beneficially own 22,000 shares of our Common Stock.

Item 8.	Exhibits

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 10, 2004).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Commission on February 8, 2005).

4.3*	Certificate of Amendment of Restated Certificate of Incorporation of Cheniere Energy, Inc.

4.4	Amended and Restated By-laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8, filed with the Commission on January 30, 2004).

4.5	Amendment No. 1 to Amended and Restated By-Laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 6, 2005).

4.6	Amendment No. 2 to Amended and Restated By-laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on September 12, 2007).

4.7	Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1, filed with the Commission on August 27, 1996 (SEC File No. 333-10905)).

4.8	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on October 14, 2004).

4.9	Rights Agreement by and between Cheniere Energy, Inc. and U.S. Stock Transfer Corp., as Rights Agent, dated as of October 14, 2004 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on October 14, 2004).

4.10	First Amendment to Rights Agreement by and between Cheniere Energy, Inc. and U.S. Stock Transfer Corp., as Rights Agent, dated January 24, 2005 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on January 24, 2005).

4.11	Second Amendment to Rights Agreement by and between Cheniere Energy, Inc. and Computershare Trust Company, N.A. (formerly U.S. Stock Transfer Corp.), as Rights Agent, dated as of October 24, 2008 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on October 24, 2008).

4.12	Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan, dated September 8, 2005 (incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the Commission on November 4, 2005).

4.13	Amendment No. 1 to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-8, filed with the Commission on June 9, 2006 (SEC File No. 333-134886)).

4.14	Amendment No. 2 to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan (incorporated by reference to Exhibit 10.84 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on February 27, 2007).

4.15	Amendment No. 3 to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 23, 2008).

4.16	Amendment No. 4 to the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, as filed with the Commission on June 15, 2009).

5.1*	Opinion of Andrews Kurth LLP with respect to legality of common stock.

23.1*	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of UHY LLP.

24.1*	Powers of Attorney (set forth on the signature page of this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 15, 2009.

CHENIERE ENERGY, INC.

By:	/s/ Meg A. Gentle
Meg A. Gentle
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charif Souki, Meg A. Gentle and Timothy J. Neumann his or her true and lawful attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charif Souki Charif Souki	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	June 15, 2009

/s/ Meg A. Gentle Meg A. Gentle	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 4, 2009

/s/ Jerry D. Smith Jerry D. Smith	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 8, 2009

/s/ Vicky A. Bailey Vicky A. Bailey	Director	June 15, 2009

/s/ Nuno Brandolini Nuno Brandolini	Director	June 15, 2009

Signature	Title	Date

/s/ Keith F. Carney Keith F. Carney	Director	June 15, 2009

/s/ John M. Deutch John M. Deutch	Director	June 4, 2009

/s/ Paul J. Hoenmans Paul J. Hoenmans	Director	June 15, 2009

/s/ David B. Kilpatrick David B. Kilpatrick	Director	June 15, 2009

/s/ Jason G. New Jason G. New	Director	June 11, 2009

/s/ D. Dwight Scott D. Dwight Scott	Director	June 15, 2009

/s/ J. Robinson West J. Robinson West	Director	June 15, 2009

/s/ Walter L. Williams Walter L. Williams	Director	June 11, 2009